Exhibit 10.2

OP UNIT PURCHASE AGREEMENT

OP UNIT PURCHASE AGREEMENT (the “Agreement”), dated as of December 8, 2016, by and among WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Buyer”), PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Seller”), and PILLARSTONE CAPITAL REIT, a Maryland real estate investment trust (the “Company”).
R E C I T A L S:

A.    The Seller is offering for sale (the “Offering”) units of limited partnership of the Seller (the “OP Units”) designated as “Class A Units” in the Seller’s Agreement of Limited Partnership, dated as of September 23, 2016, as amended, as the same may be further amended in accordance with the terms thereof (the “Partnership Agreement”).
B.    Pursuant to this Agreement, the Buyer wishes to purchase, and the Seller wishes to sell, upon the terms and conditions set forth herein, up to $3,000,000 of OP Units. The sale of OP Units in the Offering may occur from time to time in one or more closings.
C.    The Seller and the Buyer are executing and delivering this Agreement in reliance upon the registration exemption afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Disclosure Schedules (as defined below), the exhibits attached hereto, the Contribution Agreement and any other documents or agreements explicitly contemplated hereunder (together with this Agreement, collectively, the “Transaction Documents”) with respect to the issuance of the OP Units to the Buyer.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Buyer and the Company hereby agree as follows:

1.	PURCHASE OF OP UNITS.
Subject to the terms and conditions set forth in this Agreement, the Seller has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Seller, OP Units as follows:
(a)    The Seller’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the satisfaction of the conditions set forth in Sections 5 and 6 of this Agreement, through and including, the tenth Business Day (the “Final Purchase Notice Date”) preceding the second anniversary of this Agreement (such second anniversary date, the “Final Draw Date”), the Seller shall have the right, but not the obligation, to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation to purchase the Purchase Amount specified in the Purchase Notice (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date, as specified in the Purchase Notice; however, in no event shall (1) the aggregate Purchase Price pursuant to each Purchase Notice exceed $3,000,000, or (2) the Purchase Date be subsequent to the Final Draw Date. The Seller may deliver additional Purchase Notices for additional Regular

Purchases to the Buyer from time to time so long as the most recent Regular Purchase has been completed.
(b)    Payment for Purchase of OP Units. For each Regular Purchase, the Buyer shall pay to the Seller an amount equal to the Purchase Amount as full payment for such OP Units by wire transfer of immediately available funds prior to the issuance by the Seller of such OP Units. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Seller may from time to time designate by written notice in accordance with the provisions of this Agreement at least two Business Days prior to the Purchase Date. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding Business Day.
(c)    Records of Purchases. The Buyer and the Seller shall each maintain records showing the remaining Available Amount at any given time and the Purchase Dates and Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Seller to reconcile the remaining Available Amount.
(d)    Taxes. The Seller shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of OP Units to the Buyer made in accordance with this Agreement.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.
The Buyer represents and warrants to the Company and the Seller that as of the date hereof and as of any Purchase Date:
(a)    Organization and Authority. The Buyer is a limited partnership duly organized, validly existing and in good standing with the State of Delaware with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and performance by the Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Buyer. This Agreement and the other Transaction Documents to which the Buyer is a party have been duly executed by the Buyer, and when delivered by the Buyer in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not (1) conflict with or violate any provisions of the Agreement of Limited Partnership of the Buyer, as amended, or otherwise result in a violation of the organizational documents of the Buyer, (2)

conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Buyer or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract of the Buyer, or (3) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer is subject (including federal and state securities laws, assuming the correctness of the representations and warranties made by the Company and the Seller herein), or by which any property or asset of the Buyer is bound or affected, except in the case of clauses (2) and (3) such as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Buyer Material Adverse Effect.
(c)    Investment Intent. The Buyer understands that the OP Units are “restricted securities” and have not been, and will not be, registered for issuance and sale under the Securities Act or any applicable state securities law, and the Buyer is acquiring the OP Units as principal for its own account and not with a view to, or for distributing or reselling such OP Units or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the OP Units for any minimum period of time. The Buyer is acquiring the OP Units hereunder in the ordinary course of its business. The Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the OP Units (or any securities which are derivatives thereof) to or through any person or entity. The Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
(d)    Buyer Status. The Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Buyer acknowledges that, in connection with any Regular Purchase, the Seller shall have the right to request evidence reasonably satisfactory to the Seller with respect to the Buyer’s status as an “accredited investor” as of the applicable Purchase Date.
(e)    General Solicitation. The Buyer acknowledges that the OP Units were not offered to the Buyer as a result of any advertisement, article, notice or other communication regarding the OP Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)    Experience. The Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the OP Units, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the OP Units and, at the present time, is able to afford a complete loss of such investment. The Buyer acknowledges that an investment in the OP Units is speculative and involves a high degree of risk.
(g)    Access to Information. The Buyer acknowledges that it has had the opportunity to review the SEC Reports (as defined below) and has been afforded (1) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller and the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the OP Units, (2) access to information about the Seller and the Company and each of their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (3) the opportunity to obtain such additional information that the Seller and the Company possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Seller’s and the Company’s representations and warranties contained in this Agreement.
(h)    Brokers and Finders. No Person will have, as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, any valid right, interest or claim against or upon the Company, the Seller or the Buyer for any commissions, fees or expenses or other compensation, provided that the Buyer will pay reasonable financial advisor fees to JMP Securities LLC in connection with any Purchase Date.
(i)    Independent Investment Decision. The Buyer has independently evaluated the merits of its decision to purchase OP Units pursuant to this Agreement and the other Transaction Documents. The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Seller or the Company to the Buyer in connection with the purchase of the OP Units constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the OP Units.
(j)    Reliance on Exemptions. The Buyer understands that the OP Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Seller is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the OP Units.
(k)    No Governmental Review. The Buyer understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the OP Units or the fairness or suitability of the investment in the OP Units, nor have such authorities passed upon or endorsed the merits of the Offering.
(l)    Residency. The Buyer’s office in which its investment decision with respect to the OP Units was made is located in Texas.
(m)    Legends. No physical certificates shall be issued to evidence any OP Units unless the Seller elects to issue certificates to all other limited partners. Any certificate representing OP Units (and any certificates representing Common Shares issuable, in certain circumstances, upon redemption of OP Units (unless registered in accordance with applicable U.S. securities laws)) deliverable to the Buyer pursuant to this Agreement shall bear the following legend:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO [PILLARSTONE OPERATING PARTNERSHIP, LP] [PILLARSTONE CAPITAL REIT] THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
(n)    General Solicitation. Neither the Buyer nor, to the Buyer’s knowledge, any Person acting on behalf of the Buyer, is purchasing the OP Units as a result of form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the OP Units.
(o)    No Other Representations. Except for the representations and warranties set forth in this Section 2, neither the Buyer nor any other Person makes any express or implied representation or warranty with respect to the Buyer or with respect to any other information provided to the Seller or the Company in connection with this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY.
Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein, as well the SEC Reports, the Seller and the Company, jointly and severally, hereby represent and warrant as of the date hereof and as of any Purchase Date, to the Buyer:
(a)    Subsidiaries. The Seller has no direct or indirect Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3(a) hereto. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)    Organization and Qualification. The Company, the Seller and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. None of the Seller, the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective organizational or charter documents. The Seller, the Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Company Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s or the Seller’s knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)    Authorization; Enforcement; Validity. The Company has the requisite real estate investment trust power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Seller has the requisite partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. Each of the Company’s and the Seller’s execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the OP Units in accordance with the terms hereof) have been duly authorized by all necessary action and no further action is required by the Seller, the Company, its Board of Trustees or its shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each of the other Transaction Documents to which it is a party have been (or upon delivery will have been) duly executed by each of the Company and the Seller and are, or when delivered in accordance with the terms hereof and thereof will constitute, the legal, valid and binding obligation of the Company and the Seller, as applicable, enforceable against the Company and the Seller, as applicable, in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.
(d)    No Conflicts. The execution, delivery and performance by each of the Company and the Seller of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Company and the Seller of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the OP Units) do not and will not (1) conflict with or violate any provisions of the Partnership Agreement, the Amended and Restated Declaration of Trust of the Company (the “Charter”) or the Amended and Restated Bylaws of the Company or otherwise result in a violation of the organizational documents of the Company or the Seller, (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Seller or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract of the Company, or (3) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Seller is subject (including federal and state securities laws, assuming the correctness of the representations and warranties made by the Buyer herein), or by which any property or asset of the Company or the Seller is bound or affected, except in the case of clauses (2) and (3) such as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Company Material Adverse Effect.
(e)    Filings, Consents and Approvals. None of the Company, the Seller nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Market) or other Person in connection with the execution, delivery and performance by the Company and the Seller of the Transaction Documents (including, without limitation, the issuance of the OP Units), other than (1) filings required by applicable federal and state securities laws, (2) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (3) the filings contemplated in Section 4(a) of this Agreement, (4) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”), and (where the failure to receive such consent, waiver, authorization, provide notice or make such filing or registration would not, individually or in the aggregate, have or would reasonably be expected to result in a Company Material Adverse Effect.

(f)    Issuance of the OP Units. The OP Units have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the applicable Transaction Documents, will be duly and validly issued and free and clear of all Liens, other than restrictions on transfer (1) provided for in the Partnership Agreement or (2) imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Buyer in this Agreement and the timely filing of the Required Approvals, the OP Units will be issued in compliance with all applicable federal and state securities laws.
(g)    Capitalization. The authorized Common Shares of the Company is as set forth in the SEC Filings. The Common Shares conform in all material respects to the description thereof in the SEC Filings. All of the outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws and, to the extent applicable, the requirements of the Principal Exchange, and none of such outstanding Common Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, there are 1,000 OP Units outstanding. All of the outstanding OP Units are validly issued and have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding OP Units was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the other Transaction Documents that have not been effectively waived. Except as disclosed in the SEC Filings, (i) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for any Common Shares, OP Units or any other securities of the Company or the Seller and (ii) except for OP Units, there are no outstanding equity or debt securities convertible into or exchangeable or exercisable for any securities of the Company. The issuance and sale of the OP Units will not obligate the Company or the Seller to issue Common Shares or OP Units, as applicable, or other securities to any Person (other than the Buyer) and will not result in a right of any holder of the Company’s or the Seller’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
(h)    SEC Reports; Disclosure Materials. The Company has filed with the Commission all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act prior to the date this representation is made, including pursuant to Sections 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected or updated by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Material Contract has been filed (or incorporated by reference) as an exhibit to the SEC Reports.
(i)    Limitation on Dividends. The Seller is not a party to or otherwise bound by any instrument or agreement that limits or prohibits it (whether with or without giving notice or the passage of time or both), directly or indirectly, from paying any dividends or making other distributions on the OP Units or its capital stock, as applicable, and the Seller is not a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without giving notice or the passage of time or both), directly or indirectly, it from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advance from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Seller, the Company or any of its Subsidiaries.
(j)    Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected or updated by a subsequent amendment or restatement). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal and recurring audit adjustments.
(k)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report filed prior to the date this representation is made or deemed to be made, as applicable, (1) there have been no events, occurrences or developments that have or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (2) neither the Company nor the Seller has incurred any material Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) Liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (3) neither the Company nor the Seller has declared or made any dividend or distribution of cash or other property to its shareholders or holders of OP Units, as applicable, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or OP Units, as applicable, and (4) there has not been any entry into, or any material change or amendment to, or any waiver of any material right by the Seller, the Company or any of its Subsidiaries under, any Material Contract of the Company.
(l)    Certified Public Accountant. Boulay PLLP (or any successor certified public accountant thereto) who has audited and issued an audit report with respect to the financial statements of the Company (including the related notes thereto and supporting schedules) included as part of the Company’s most recently filed Annual Report on Form 10-K (or any amendment or supplement thereto), is, at the time this representation is made or deemed to be made, an independent registered public accounting firm as required by the Securities Act.
(m)    Litigation. There is no Action pending or, to the knowledge of the Company or the Seller, threatened, which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement and any of the other Transaction Documents or the issuance of the OP Units or (2) except as disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have, or would reasonably be expected to result in, a Company Material Adverse Effect.

(n)    Compliance. None of the Company, the Seller nor any of its Subsidiaries is (1) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company, the Seller or any of its Subsidiaries under), nor has the Company, the Seller or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (2) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, the Seller or any of its Subsidiaries or any of their respective properties or assets or (3) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority or self-regulatory organization (including the Principal Market) applicable to the Company or the Seller, except in each case as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.
(o)    Internal Accounting Controls. The Company maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Evaluation Date (as defined below), there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting
(p)    Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company that comply with the requirements of the Exchange Act and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.
(q)    Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, the Seller or the Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or the Seller, with respect to the offer and sale of the OP Units except as expressly provided herein. The Company and the Seller, jointly and severally, shall indemnify, pay, and hold the Buyer harmless against, any Liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(r)    Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the OP Units by the Seller to the Buyer under this Agreement. The issuance and sale of the OP Units will not contravene the rules and regulations of the Principal Market.
(s)    Investment Company. Neither the Company nor the Seller is, and immediately after receipt of payment for the OP Units, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(t)    Registration Rights. Except for the Buyer in connection with the Offering and pursuant to the Contribution Agreement, no Person has any right to cause the Company or the Seller to effect the registration under the Securities Act of any of their securities.
(u)    Listing and Maintenance Requirements. The Company’s Common Shares are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof, except where the failure to be in compliance would not, individually or in the aggregate, have a Company Material Adverse Effect.
(v)    Tax Matters.
(1) The Company, the Seller and each of their Subsidiaries has timely filed all Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and all such Tax Returns are complete, true and accurate in all material respects, and the Company, the Seller and each of their Subsidiaries has paid all those Taxes owed (whether or not shown as due and payable on any Tax Return), other than those that are being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company;
(2)    To the knowledge of the Company, none of the Seller, the Company nor any Subsidiary of the Company or the Seller is the subject of any audits, examinations, assessments or other proceedings in respect of Taxes, and the Seller, the Company and their Subsidiaries have not received written notice of any audits or proceedings;
(3)    The Company, the Seller and each of their Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;
(4)    There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company, the Seller or any Subsidiary of the Seller or the Company (other than liens for Taxes that are not yet due or delinquent);

(5)    None of the Company, the Seller nor any of Subsidiary of the Company or the Seller has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);
(6)    The Seller has been properly classified as a partnership or disregarded entity for federal tax purposes throughout the period from its formation through the date hereof;
(7)    There is not in force and there has not been requested any waiver or agreement for any extension of time with respect to the filing of any Tax Return required to be filed by the Seller, the Company or any Subsidiary of the Seller or the Company for the assessment or payment of any material Tax by the Seller, the Company or any Subsidiary of Seller or the Company; and
(8)    None of the Seller, the Company or any Subsidiary of the Seller or the Company has any liability for the Taxes of any Person, as a transferee or successor, by contract, or otherwise.
(w)    No General Solicitation. Neither the Seller nor, to the Seller’s knowledge, any Person acting on behalf of the Seller, has offered or sold any of the OP Units by any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the OP Units.
(x)    Acknowledgment Regarding Buyer’s Purchase of OP Units. Each of the Company and the Seller acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Each of the Company and the Seller further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or the Seller (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the OP Units. Each of the Company and the Seller represents to the Buyer that the its decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company, the Seller and their representatives.
(y)    No Additional Agreements. Neither the Company nor the Seller has any understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(z)    Representations and Warranties. In connection with any Regular Purchase, on or prior to each applicable Purchase Date, the Company and the Seller shall be entitled to deliver to the Buyer updated Disclosure Schedules, which shall be in form and substance acceptable to the Buyer.
(aa)    No Other Representations. Except for the representations and warranties set forth in this Section 3, none of the Company, the Seller nor any other Person makes any express or implied representation or warranty with respect to the Company or the Seller with respect to any other information provided to the Buyer in connection with this Agreement.

4.	COVENANTS.
(a)    Filing of Form 8-K. The Company agrees that it shall, within the time required under the Exchange Act, file a Current Report on Form 8-K (or disclose under Item 5 of Form 10-Q) disclosing this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.
(b)    Blue Sky. The Seller shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (1) the initial sale of the OP Units to the Buyer under this Agreement and (2) any subsequent sale of the OP Units by the Buyer, in each case, under applicable securities or “blue sky” laws of the states of the United States in such states as is necessary in connection with such sales, as required under applicable law of such states, and shall provide evidence of any such action so taken to the Buyer.
(c)    Compliance with Laws. Notwithstanding any other provision of this Section 4, the Buyer covenants that the OP Units may be transferred only in accordance with the Partnership Agreement. As a condition of such transfer, any transferee shall agree in writing to be bound by the terms of the Partnership Agreement, this Agreement and the other Transaction Documents and shall have the rights of the Buyer under this Agreement and the other Transaction Documents with respect to such transferred OP Units.
(d)    Due Diligence. The Buyer shall have the right, as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company and the Seller during normal business hours; provided, however, that the Buyer must give written notice to the Company and the Seller no later than three Business Days prior to any request to perform such due diligence. The Company, the Seller and their respective trustees, officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company and the Seller, including, but not limited to, any such request made by the Buyer in connection with the entering into of this Agreement; provided, however, that at no time is the Company or the Seller required or permitted to disclose material non-public information to the Buyer or to breach any obligation of confidentiality or non-disclosure to a third party. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby and in the other Transaction Documents. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.
(e)    Conduct of Business of the Company and the Seller. Each of the Company and the Seller shall, during the period from the date of this Agreement until the termination of this Agreement, except as expressly contemplated by this Agreement or as required by applicable law or with the prior written consent of the Buyer (1) use its reasonable best efforts to preserve substantially intact its business organization and (2) use reasonable best efforts to conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended. The Company and the Seller shall, during the period from the date of this Agreement until the termination of this Agreement, provide notice to the Buyer (in accordance with Section 10(h) hereof) at least 10 Business Days prior to any material transaction outside of the ordinary course of business of the Company or the Seller including, but not limited to, the sale or material development or redevelopment of real property, the incurrence of material indebtedness and the entry into any letter of intent or agreement with any Person with respect to the sale of all or substantially all of its assets or a merger, consolidation, business combination, sale of all or substantially all of its capital stock or equity securities or liquidation or similar extraordinary transaction).
(f)    Qualification as a REIT. The Company shall use reasonable best efforts to operate in a manner in accordance with the requirements for qualification and taxation as a REIT except as otherwise provided in, and subject to, Section 4(g) below. In furtherance of the foregoing, and subject to Section 4(g) below, the Board of Trustees of the Company shall use its reasonable best efforts to take such actions from time to time as are necessary to preserve the REIT status of the Company.
(g)    REIT Tax Status. Commencing with its taxable year ended December 31, 2017, the Company shall use reasonable best efforts to (1) make a REIT election for federal income tax purposes and be taxed as a REIT under the Code and all applicable regulations under the Code, (2) cause each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary to be in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code and (3) cause each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” to be a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code; provided however, that nothing in this Section 4(g) shall require the Company to make a REIT election for federal income tax purposes or otherwise be taxed as a REIT under the Code to the extent the Board of Trustees of the Company in good faith determines by resolution that it is no longer in the best interests of the Company for the Company to operate as a REIT and provided further that, in the event of the taking or proposed taking of any action that would cause any representation set forth in Section 4(f) above or clause (1), (2) or (3) of this Section 4(g) to be incorrect if made as of any date following the date of this Agreement, including the Board of Trustees of the Company in good faith determining by resolution that it is no longer in the best interests of the Company for the Company to operate as a REIT, the Company shall notify the Buyer prior to the taking of such action.
(h)    Redemption of OP Units. In the event Buyer, in accordance with the Partnership Agreement, tenders OP Units for redemption by the Seller or the Company for cash or, at the Company’s election, for Common Shares during any period in which the Company is not taxed as a REIT under the Code and all applicable regulations under the Code, the Company shall not elect to issue, and shall not issue, Common Shares to Buyer upon redemption of any such OP Units in an amount that would cause Buyer to own in excess of 10% of the outstanding Common Shares.
(i)    Form D. No more than fifteen (15) days after the date of this Agreement, the Seller shall file a Form D with the Commission pursuant to Regulation D of the Securities Act with respect to the $3,000,000 of OP Units to be acquired pursuant to this Agreement.

5.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER TO PURCHASE OP UNITS.
The obligation of the Buyer to acquire OP Units at any Purchase Date is subject to the fulfillment, on or prior to the Purchase Date, of each of the following conditions, any of which may be waived by the Buyer:

(a)    Representations and Warranties. The representations and warranties of the Company and the Seller contained in Section 3 shall be true and correct in all material respects as of the date when made and as of any Purchase Date, as though made on and as of such date.
(b)    Performance. The Company and the Seller shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to any Purchase Date.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)    No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had a Company Material Adverse Effect.
(e)    No Suspensions of Trading in Company Common Shares. The common shares, par value $0.01 per share, of the Company (the “Common Shares”) (1) shall be designated for listing or quotation on the Principal Market and (2) shall not have been suspended, as of any Purchase Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of any Purchase Date, either (A) in writing by the Commission or the Principal Market or (B) by falling below any minimum listing or maintenance requirements of the Principal Market.
(f)    Amended Partnership Agreement. On each Purchase Date, the OP Units purchased by Buyer on such Purchase Date shall be evidenced by an amendment to Exhibit A of the Partnership Agreement showing Buyer as a limited partner holding the aggregate of (w) such OP Units and (x) the OP Units purchased by Buyer on prior Purchase Dates and having a Capital Contribution (as that term is defined in the Partnership Agreement) of the Purchase Price multiplied by the aggregate of (y) such OP Units and (z) the OP Units purchased by Buyer on prior Purchase Dates under the heading “Agreed Value of Capital Partnership Contribution.” No physical certificates shall be issued to evidence any OP Units unless Seller elects to issue certificates to all other limited partners.
(g)    Closing Deliveries.
(i)    Except as provided otherwise herein, at or prior to the first Purchase Date and on or after the effectiveness of this Agreement, the Company and the Seller shall issue, deliver or cause to be delivered to the Buyer, the following:

(A)	this Agreement, duly executed by the Company and the Seller, which shall be delivered on the date of execution hereof;

(B)	the Contribution Agreement, duly executed by the Company and the Seller, which shall be delivered on the date of execution thereof;

(C)	a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated as of such first Purchase Date, certifying to the matters in Section 5(a) and

Section 5(d) hereof substantially in form attached hereto as Exhibit A; and

(D)
a certificate of the Secretary of the Company, dated as of such first Purchase Date, substantially in the form attached hereto as Exhibit B, (a) certifying the then current versions of the Partnership Agreement and the Charter, and (b) certifying the resolutions adopted by the Company and the Seller approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the OP Units.

(ii)    Except as provided otherwise herein, at or prior to any Purchase Date other than the first Purchase Date, the Company and the Seller shall issue, deliver or cause to be delivered to the Buyer, the following:

(A)
a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated as of such Purchase Date, certifying to the matters in Section 5(a) and Section 5(d) hereof substantially in form attached hereto as Exhibit A; and

(B)
a certificate of the Secretary of the Company, dated as of such Purchase Date substantially in the form attached hereto as Exhibit B, (a) certifying the then current versions of the Partnership Agreement and the Charter and (b) certifying the resolutions adopted by the Company and the Seller approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the OP Units.

6.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO SELL OP UNITS.
The Seller’s obligation to sell and issue the OP Units at any Purchase Date to the Buyer is subject to the fulfillment on or prior to any Purchase Date of the following conditions, any of which may be waived by the Seller:
(a)    Representations and Warranties. The representations and warranties made by the Buyer in Section 2 shall be true and correct in all material respects as of the date when made and as of any Purchase Date, as though made on and as of such date.
(b)    Performance. The Buyer shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Buyer at or prior to any Purchase Date.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Buyer Deliverables.
(i)    At or prior to the first Purchase Date after the effectiveness of this Agreement, each Buyer shall deliver or cause to be delivered to the Seller the following:

(A)	a certificate of the principal executive officer or principal financial officer of the Buyer, dated as of such Purchase Date, certifying to the matters in Section 6(a) and Section 6(b) hereof;

(B)	this Agreement, duly executed by the Buyer;

(C)	the Contribution Agreement, duly executed by Whitestone REIT; and

(D)	the Purchase Amount by wire transfer to the account specified in writing by the Seller.
(ii)    Except as provided otherwise herein, at or prior to any Purchase Date other than the first Purchase Date, the Buyer shall issue, deliver or cause to be delivered to the Seller, the following:

(A)	a certificate of the principal executive officer or principal financial officer of the Buyer, dated as of such Purchase Date, certifying to the matters in Section 6(a) and Section 6(b) hereof; and

(B)	the Purchase Amount by wire transfer to the account specified in writing by the Seller

7.	INDEMNIFICATION.
(a)    Indemnification of Buyer. In consideration of the Buyer’s execution and delivery of the Transaction Documents and the acquisition of the OP Units hereunder and in addition to all of the Seller’s other obligations under the Transaction Documents, the Company and the Seller shall, jointly and severally, defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, partners, officers, trustees and employees, and any of the foregoing person’s agents or other representatives (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees of the Buyer Indemnitee’s choice and disbursements (the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (1) a breach of any of the representations, warranties or covenants made by the Company or the Seller herein, or (2) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, other than with respect to Buyer Indemnified Liabilities which directly and primarily result from (A) a breach of any of such Buyer’s representations and warranties, covenants or agreements made in this Agreement or (B) the gross negligence, bad faith, willful misconduct or malfeasance of such Buyer Indemnitee or any other Buyer Indemnitee. To the extent that the foregoing undertaking by the Company and the Seller may be unenforceable for any reason, the Company and the Seller shall make the maximum contribution to the payment and satisfaction of each of the Buyer

Indemnified Liabilities which is permissible under applicable law; provided, however, that no Buyer Indemnitee shall be entitled to indemnification for special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall be deemed not to include diminution in value of the OP Units, which is specifically excluded from damages covered by the Buyer Indemnified Liabilities.
(b)    Indemnification of the Company and the Seller. In consideration of the Company’s and the Seller’s execution and delivery of the Transaction Documents and in addition to all of the Buyer’s other obligations under the Transaction Documents, the Buyer shall defend, protect, indemnify and hold harmless the Company and the Seller and all of their respective affiliates, members, partners, officers, trustees and employees, and any of the foregoing person’s agents or other representatives (collectively, the “Seller Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Seller Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees of the Seller Indemnitee’s choice and disbursements (the “Seller Indemnified Liabilities”), incurred by any Seller Indemnitee as a result of, or arising out of, or relating to a breach of any of the representations, warranties or covenants made by the Buyer herein, other than with respect to Seller Indemnified Liabilities which directly and primarily result from (A) a breach of any of such Buyer’s representations and warranties, covenants or agreements made in this Agreement or (B) the gross negligence, bad faith, willful misconduct or malfeasance of such Seller Indemnitee or any other Seller Indemnitee. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Seller Indemnified Liabilities which is permissible under applicable law; provided, however, that no Seller Indemnitee shall be entitled to indemnification for special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall be deemed not to include diminution in value of the OP Units, which is specifically excluded from damages covered by the Seller Indemnified Liabilities.
(c)    Indemnification Procedures. If any action shall be brought against any Buyer Indemnitee or Seller Indemnitee (hereinafter, the “Indemnified Party”) in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the indemnitor hereunder (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel (or, if more than one Indemnified Party is the subject of any action in respect of which indemnity is sought, one counsel for the Indemnified Parties) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (1) the employment thereof has been specifically authorized by Indemnifying Party in writing, (2) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (3) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Indemnifying Party, on the one hand, and the position of such Indemnified Party, on the other hand, in which case Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Indemnified Parties seeking indemnity. No Indemnifying Party will be liable to any Indemnified Party under this Agreement (y) for any settlement by a Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of its representations, warranties or covenants under this Agreement or any conduct by such Indemnified Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against Indemnifying Party or others and any Liabilities Indemnifying Party may be subject to pursuant to applicable law.

8.	EVENTS OF DEFAULT.
An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:
(a)    the suspension from trading or failure of the Common Shares to be listed or quoted on a Principal Market for a period of ten consecutive Business Days;
(b)    the removal or delisting, as applicable, of the Common Shares from the Principal Market; provided, however, that the Common Shares is not immediately thereafter trading on the New York Stock Exchange or the Nasdaq Stock Market;
(c)    the failure by the Seller to evidence the OP Units which the Buyer is entitled to receive as provided in Section 5(f) hereof within (i) five Business Days after the applicable Purchase Date solely due to the fault of the Seller or (ii) otherwise, within 20 Business Days after the applicable Purchase Date;
(d)    the Company’s or the Seller’s breach of any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Company Material Adverse Effect and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least 20 Business Days after written notice to the Company and the Seller of such breach;
(e)    an event of default (subject to any applicable cure periods) under the terms of any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced indebtedness of the Company or the Seller, whether such indebtedness now exists or is incurred after the date of this Agreement;
(f)    if any Person commences an involuntary bankruptcy case against the Company or the Seller pursuant to or within the meaning of any Bankruptcy Law and such case is not dismissed within 45 days after the commencement thereof;
(g)    if the Company or the Seller pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) becomes insolvent; or
(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or the Seller in an involuntary case, (ii) appoints a

Custodian of the Company or the Seller or for all or substantially all of its property, or (iii) orders the liquidation of the Company or the Seller.
In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 10(m) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time (subject to any available cure periods), would become an Event of Default, has occurred and is continuing, the Seller may not require a Buyer to purchase any OP Units under this Agreement and may not deliver a Purchase Notice under this Agreement, and the Buyer shall not be obligated or permitted to purchase any OP Units under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company or the Seller commences a voluntary case or any Person commences an involuntary bankruptcy case against the Company or the Seller and such case is not dismissed within 30 days after commencement thereof, a Custodian is appointed for the Company or the Seller or for all or substantially all of its property, or the Company or the Seller makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8(f), 8(g) and 8(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company or the Seller without further action or notice by any Person. No such termination of this Agreement under Section 10(m)(i) shall affect the Seller’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Seller and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

9.	CERTAIN DEFINED TERMS.
For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s or the Seller’s knowledge, overtly threatened in writing against the Company or the Seller or any of its properties or any officer or employee of the Company or the Seller acting in his or her capacity as an officer or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
(b)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.
(c)    “Agreement” has the meaning given in the preamble.
(d)    “Available Amount” means $3,000,000 in OP Units, in the aggregate.
(e)    “Bankruptcy Law” means Title 11 of the U.S. Code, as amended, or any similar federal or state law for the relief of debtors.
(f)    “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.
(g)    “Buyer” has the meaning given in the preamble.
(h)    “Buyer Indemnified Liabilities” has the meaning given in Section 7(a).

(i)    “Buyer Indemnitee(s)” has the meaning given in Section 7(a).
(j)    “Buyer Material Adverse Effect” means any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Buyer to perform any of its material obligations under this Agreement.
(k)    “Charter” has the meaning given in Section 3(d).
(l)    “Change of Control” means any of the following events: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than Whitestone REIT or a wholly-owned subsidiary thereof or any employee benefit plan of Whitestone REIT or any of its Subsidiaries, becomes the beneficial owner of Whitestone REIT’s securities having 35% or more of the combined voting power of the then outstanding securities of Whitestone REIT that may be cast for the election of Trustees of Whitestone REIT (other than as a result of an issuance of securities initiated by Whitestone REIT in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Whitestone REIT or any successor company or entity entitled to vote generally in the election of the Trustees of Whitestone REIT or such other corporation or entity after such transaction are held in the aggregate by the holders of Whitestone REIT’s securities entitled to vote generally in the election of Trustees of Whitestone REIT immediately prior to such transaction; (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board of Trustees of Whitestone REIT cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Whitestone REIT’s shareholders, of each Trustee of Whitestone REIT first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of Whitestone REIT then still in office who were (a) Trustees of Whitestone REIT at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board of Trustees of Whitestone REIT, or (2) designated by a Person who has entered into an agreement with Whitestone REIT to effect a transaction described in (i) or (ii) above or (iv) or (v) below; (iv) a complete liquidation or dissolution of Whitestone REIT; or (v) the sale or other disposition of all or substantially all of the assets of Whitestone REIT to any Person (other than a transfer to a Subsidiary of Whitestone REIT).
(m)    “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(n)    “Commission” has the meaning given in the recitals.
(o)    “Common Stock” has the meaning given in Section 5(e).
(p)    “Company” has the meaning given in the preamble.
(q)    “Company Material Adverse Effect” means any condition, occurrence, state of facts or event having any effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Seller, the Company or any of its Subsidiaries that is material and adverse to the Seller, the Company and its Subsidiaries, taken as a whole, or any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Company or the Seller to perform any of its material obligations under this

Agreement; provided, however, that any breach of the representations in Section 3(v)(2) and Section 3(v)(7) on any Purchase Date other than the date hereof shall not constitute a Company Material Adverse Effect and shall be deemed a permitted exception to the certifications made in any officer’s certificate substantially in the form of Exhibit A hereto delivered pursuant to Section 5(g) with respect to any Purchase Date other than the date hereof.
(r)    “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation and obtained or ascertained by either party, or furnished or made available to either party, by the other party, whether prepared by such party before or after the date of the Agreement and regardless of the manner in which furnished. Confidential Information shall not, however, include any information which (1) is or becomes generally available to the public other than as a result of a disclosure by either party in violation of this Agreement, (2) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, (3) becomes available to the receiving party on a non-confidential basis from a person other than the disclosing party who is not otherwise known to receiving the party receiving such information upon due inquiry to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation or (4) is independently developed by the receiving party without the use of or reliance on the “Confidential” or “Proprietary Information,” in whole or in material part.
(s)    “Contribution Agreement” means the Contribution Agreement dated the date hereof among Whitestone REIT, the Seller and the Company.
(t)    “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(u)    “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(v)    “Disclosure Materials” has the meaning given in Section 3(h).
(w)    “Disclosure Schedule” has the meaning given in Section 3.
(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(y)    “Evaluation Date” has the meaning given in Section 3(p).
(z)    “Final Draw Date” has the meaning given in Section 1(a).
(aa)    “Final Purchase Notice Date” has the meaning given in Section 1(a).
(bb)    “GAAP” means U.S. generally accepted accounting principles, as applied by the Seller.

(cc)    “Governmental Body” means any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
(dd)    “Indemnified Party” has the meaning given in Section 7(c).
(ee)    “Indemnifying Party” has the meaning given in Section 7(c).
(ff)    “Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Body.
(gg)    “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.
(hh)    “License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.
(ii)    “Lien” or “Liens” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.
(jj)    “Material Contract” means any contract that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
(kk)    “Offering” has the meaning given in the recitals.
(ll)    “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(mm)    “Principal Market” means the OTC Bulletin Board; provided, however, that in the event the Common Shares are ever traded on the New York Stock Exchange or the Nasdaq Stock Market, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded.
(nn)    “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or overtly threatened in writing.
(oo)    “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof as set forth in a valid Purchase Notice which the Seller delivers to the Buyer.

(pp)    “Purchase Date” means with respect to any Regular Purchase made hereunder, the tenth Business Day after the date of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy OP Units pursuant to Section 1(a) hereof.
(qq)    “Purchase Notice” shall mean an irrevocable written notice from the Seller to the Buyer directing the Buyer to buy OP Units pursuant to Section 1(a) hereof as specified by the Seller therein at the applicable Purchase Price on the Purchase Date.
(rr)    “Purchase Price” means $1.331 per OP Unit.
(ss)    “Regular Purchase” has the meaning given in Section 1(a).
(tt)    “Regulation D” has the meaning given in the recitals.
(uu)    “REIT” means a real estate investment trust as defined in Section 856 of the Code.
(vv)    “Required Approvals” has the meaning given in Section 3(e).
(ww)    “SEC Reports” has the meaning given in Section 3(h).
(xx)    “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(yy)    “Seller” has the meaning given in the preamble.
(zz)    “Seller Indemnified Liabilities” has the meaning given in Section 7(b).
([[)    “Seller Indemnitee(s)” has the meaning given in Section 7(b).
(aaa)    “Subsidiary” or “Subsidiaries” means of a specified Person an affiliate controlled by such Person directly or indirectly through one or more intermediaries.
(bbb)    “Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Body, including any interest, penalties, and additions imposed thereon or with respect thereto, and including Liability for the taxes of any other Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.
(ccc)    “Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

(ddd)    “Taxing Authority” means the Internal Revenue Service and any other federal, state, local or foreign Governmental Body responsible for the administration of any Tax.
(eee)    “Transaction Documents” has the meaning given in the recitals.

10.	MISCELLANEOUS.
(a)    Fees and Expenses.
(i)    The Company, the Seller and the Buyer shall each pay their respective fees and expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the other Transaction Documents through and including the date of this Agreement, including legal and financial diligence relating thereto.
(ii)    After the date of this Agreement, the Company, the Seller and the Buyer shall each pay their respective fees and expenses incurred in connection with this Agreement and the other Transaction Documents.
(b)    Specific Performance. Each of the Buyer, the Seller and the Company acknowledge and agree that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement or the Transaction Documents were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Transaction Documents by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity.
(c)    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES AND ANY DISPUTES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF OTHER OR DIFFERENT LAWS.
(d)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.
(e)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(f)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(g)    Entire Agreement. This Agreement and the Contribution Agreement supersede all other prior oral or written agreements between the Company, the Buyer, the Seller, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, the Seller nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Seller acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.
(h)    Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (1) upon receipt when delivered personally; (2) upon receipt when sent by electronic mail; (3) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (4) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company and/or the Seller:
c/o Pillarstone Capital REIT
10011 Valley Forge Dr.
Houston, TX 77042
Attention: John Dee
Telephone: 713-435-2200
Facsimile: 713-465-8847
    E-mail: JDee@visn.net

With a copy to:
Locke Lord LLP
600 Travis Street, Suite 2800
Houston, TX 77002
Attention: David F. Taylor and Michelle A. Earley
Telephone: 713-226-1496
Facsimile: 713-223-3717
Email: DTaylor@lockelord.com and MEarley@lockelord.com
If to the Buyer:
c/o Whitestone REIT
2600 South Gessner, Suite 500
Houston, TX 77063
Telephone:    713-435-2227
Facsimile:    713-465-8847
Attention:    David K. Holeman
E-mail:     dholeman@whitestonereit.com
With a copy to:

Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
Telephone:     202-887-1554
Facsimile:    202-785-7522
Attention:    David P. Slotkin
Email:        dslotkin@mofo.com
or at such other address and/or facsimile number and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (1), (2), (3) or (4) above, respectively. A notice, consent or other communication shall be deemed to be delivered to the electronic mail address of the person to whom such notice, consent or other communication is sent upon (i) delivery to the electronic mail address of such person; provided that such delivery is made prior to 5:00 p.m. (local time for such person) on a Business Day, otherwise the following Business Day; or (ii) the attempted delivery of such notice, consent or other communication to the electronic mail address of such person if (A) such person refuses delivery of such notice, consent or other communication, or (B) such person is no longer at such electronic mail address, and such person failed to provide notice of its current electronic mail address pursuant to this Section 10(h).
(i)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Seller shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.
(j)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(k)    Publicity. The Buyer shall have the right to approve (which approval shall not be unduly withheld, conditioned or delayed) on behalf of the Buyer any press release prior to its issuance, filing with the Commission or any other public disclosure made by or on behalf of the Company or the Seller whatsoever with respect to, in any manner, the Buyer, their purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company and the Seller shall be entitled, without such prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the Commission) with respect to such transactions as is required by applicable law and regulations so long as the Company, the Seller and their counsel consult with the Buyer in connection with any such press release or other public disclosure at least one Business Day prior to its release or use by the Company or the Seller, as applicable.
(l)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(m)    Termination. This Agreement may be terminated only as follows:
(i)    By the Buyer any time an Event of Default exists without any liability or payment to the Seller. However, if pursuant to, or within the meaning of, any Bankruptcy Law, the Company or the Seller commences a voluntary case or any Person commences an involuntary case (which is not dismissed within 30 days after commencement thereof) against the Company or the Seller, a Custodian is appointed for the Company or the Seller or for all or substantially all of its property, or the Seller makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8(f), 8(g) and 8(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company or the Seller without further action or notice by any Person. No such termination of this Agreement under this Section 10(m)(i) shall affect the Seller’s or the Buyer’s respective obligations under this Agreement with respect to pending purchases of OP Units and the Seller and the Buyer shall complete their respective obligations with respect to any pending purchases of OP Units under this Agreement.
(ii)    This Agreement will automatically terminate on the earlier of the (a) date that the Seller sells and the Buyer purchases the full Available Amount as provided herein or (b) the close of business on the Final Draw Down Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 10(m)(iv) hereof; provided, however, that if, notwithstanding the timely delivery of the requisite Purchase Notice(s), the sale and purchase of the full Available Amount has not occurred due solely to a failure of the Buyer to perform its obligations hereunder, this Agreement shall remain in full force and effect until (y) the Seller sells and the Buyer purchases the full Available Amount or (z) the Agreement is terminated by notice of the Seller to the Buyer.
(iii)    Except as set forth in Sections 10(m)(i) (in respect of an Event of Default under Sections 8(f), 8(g) and 8(h)) and Section 10(m)(ii)), any termination of this Agreement pursuant to this Section 10(m) shall be effected by written notice from the Company and the Seller to the Buyer, or the Buyer to the Company and the Seller, as the case may be, setting forth the basis for the termination hereof.
(iv)    The representations and warranties of the Company, the Seller and the Buyer contained in Sections 2 and 3 shall survive the execution and delivery of this Agreement for a period of twelve (12) months following the Final Purchase Date regardless of any investigation made by or on behalf of the Company, the Seller or the Buyer. The indemnification provisions set forth in Section 7 and the agreements and covenants set forth in Section 10, shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement; provided that no termination of this Agreement shall affect the Company’s, the Seller’s or the Buyer’s respective rights or obligations (a) under the Contribution Agreement which shall survive any such termination, (b) under this Agreement with respect to pending purchases of OP Units, and the Seller and the Buyer shall complete their respective obligations with respect to any pending purchases of OP Units under this Agreement.

(n)    Financial Advisor, Placement Agent, Broker or Finder. The Buyer represents and warrants to the Seller that is has engaged JMP Securities LLC as its financial advisor in connection with the transactions contemplated hereby. The Seller and the Buyer shall each be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby.
(o)    Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.
(p)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(q)    Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
(r)    Change of Control. In the event of a Change of Control, Seller shall have the right, but not the obligation, to repurchase from Buyer the OP Units issued pursuant to this Agreement at a cash purchase price of $1.331 per OP Unit.
* * * * *

IN WITNESS WHEREOF, the Company, the Seller and the Buyer have caused this OP Unit Purchase Agreement to be duly executed as of the date first written above.
THE COMPANY:

PILLARSTONE CAPITAL REIT

By: /s/ John J. Dee
Name: John J. Dee
Title: Chief Financial Officer

THE SELLER:

PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP
By: Pillarstone Capital REIT, its general partner

By: /s/ John J. Dee
Name: John J. Dee
Title: Chief Financial Officer

THE BUYER:

WHITESTONE REIT OPERATING PARTERNSHIP, L.P.
By: Whitestone REIT, its general partner

By: /s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

EXHIBITS
Exhibit A    Form of Officers’ Certificate
Exhibit B    Form of Secretary’s Certificate

DISCLOSURE SCHEDULES
Schedule 3(a) – Subsidiaries

Stonehaven Technologies, Inc.

EXHIBIT A

FORM OF OFFICERS’ CERTIFICATE
This Officers’ Certificate is being delivered pursuant to Section 5(g)(i)(C) of that certain OP Unit Purchase Agreement dated as of December 8, 2016 (the “OP Unit Purchase Agreement”), by and among WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Seller”), and PILLARSTONE CAPITAL REIT, a Maryland real estate investment trust (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the OP Unit Purchase Agreement.
Each of the undersigned, James C. Mastandrea, Chief Executive Officer and President of the Company, and John J. Dee, Chief Financial Officer of the Company, hereby certifies as follows:
1.    The representations and warranties of the Company and the Seller contained in Section 3 of the OP Unit Purchase Agreement are true and correct in all material respects as of the date hereof, as though made on and as of the date hereof.
2.    Since the date of the OP Unit Purchase Agreement to the date hereof, no event or series of events has occurred that has had a Company Material Adverse Effect.

IN WITNESS WHEREOF, I have hereunder signed my name on this [●]th day of [●], 201[●].

_____________________________________
James C. Mastandrea, Chief Executive Officer and President

______________________________________
John J. Dee, Chief Financial Officer

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE
This Secretary’s Certificate is being delivered pursuant to Section 5(g)(i)(D) of that certain OP Unit Purchase Agreement dated as of December 8, 2016 (the “OP Unit Purchase Agreement”), by and among WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Seller”), and PILLARSTONE CAPITAL REIT, a Maryland real estate investment trust (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the OP Unit Purchase Agreement.
The undersigned, John J. Dee, Secretary of the Company, hereby certifies on behalf of the Company, for itself and as the general partner of the Seller, as follows:
1.    I am the duly appointed Secretary of the Company.
2.    Attached hereto as Annex A-1 is a true, correct and complete copy of the Company’s Articles of Amendment and Restatement, including the Articles Supplementary thereto (collectively, the “Articles”), as in effect at the date hereof and at all times since March 23, 2016. No amendment has been approved by the Board of Trustees or shareholders of the Company or filed with the Maryland Department of Assessments and Taxation since March 23, 2016, and no action has been taken by the Company, its officers, the Board of Trustees or shareholders of the Company in contemplation of the filing of any further amendment relating to the Articles.
3.    Attached hereto as Annex A-2 is a true, correct and complete copy of the certificate of limited partnership of the Seller (the “Certificate”), as in effect at the date hereof and at all times since September 23, 2016. No amendment has been approved by the partners of the Seller or filed with the Secretary of State of the State of Delaware since September 23, 2016, and no action has been taken by the Seller or its partners in contemplation of the filing of any amendment relating to the Certificate.
4.    Attached hereto as Annex B-1 is a true, correct and complete copy of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), as in effect on the date hereof and at all times since December 8, 2016. No amendment to the Bylaws has been approved by the Board of Trustees or shareholders of the Company since December 8, 2016, and no action has been taken by the Company, its officers, the Board of Trustees or shareholders of the Company in contemplation of any further amendment relating to the Bylaws.
5.    Attached hereto as Annex B-2 is a true, correct and complete copy of the Agreement of Limited Partnership of the Seller (the “Partnership Agreement”), as in effect on the date hereof and at all times since December 8, 2016. No amendment to the Partnership Agreement has been approved by the partners of the Seller since December 8, 2016 and no action has been taken by the Seller or its partners in contemplation of an amendment relating to the Partnership Agreement.
6.    Attached hereto as Annex C are true, correct and complete copies of the resolutions duly adopted by the Board of Trustees of the Company on December 1, 2016, at which a quorum was present and acting throughout (the “Resolutions”). The Resolutions have not been amended, modified or rescinded and remain in full force and effect in the form adopted, and the Resolutions are the only resolutions adopted by the Company’s Board of Trustees, or any committee thereof, or the Seller, relating to or affecting (i) the approval of, and the Company’s and the Seller’s entering into and performance under, the OP Unit Purchase Agreement, (ii) the approval of, and the Company’s and the Seller’s entering into and performance under, the other Transaction Documents, and (iii) the Seller’s sale and issuance of the OP Units pursuant to the OP Unit Purchase Agreement.
7.    Each person who, as an officer or trustee of the Company, signed the OP Unit Purchase Agreement or any other Transaction Document on behalf of the Company or the Seller, as the case may be, was duly elected or appointed, qualified and acting as such officer or trustee at the respective times of the signing thereof and was duly authorized to sign such document on behalf of the Company or the Seller, as the case may be, and the signature of each such person appearing on each such document is the genuine signature of such officer or trustee.

IN WITNESS WHEREOF, I have hereunder signed my name on this [●]th day of [●] 201[●].

______________________________________
John J. Dee, Secretary
The undersigned, James C. Mastandrea, as Chief Executive Officer and President of the Company, hereby certifies that John J. Dee is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

______________________________________
James C. Mastandrea, Chief Executive Officer and President

Annex A-1
Articles of Amendment and Restatement of Declaration of Trust of the Company
(See Attached)

Annex A-2
Certificate of Limited Partnership of the Seller
(See Attached)

Annex B-1
Bylaws of the Company
(See Attached)

Annex B-2
Agreement of Limited Partnership of the Seller
(See Attached)

Annex C
Resolutions of the Board of Trustees of the Company
(See Attached)